Exhibit 58
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                                 Share Ownership
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         Shares Owned                          Company
         ------------                          -------
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          28,469,028             VEBA Zweite Verwaltungsgesellschaft mbH

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          21,490,942             E.ON North America, Inc., formerly known as
                                    VEBA Corporation

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         -------------

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          49,959,970

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